Figma Announces Third Quarter 2025 Financial Results
Third quarter revenue grew 38% year-over-year to a quarterly record of $274.2 million as company raises full-year guidance.
Figma accelerated customer growth and multi-product adoption as Figma Make and other AI products continued gaining traction.

San Francisco, CA – November 5, 2025 – Figma, Inc. (NYSE:FIG) announced financial results today for its third quarter ended September 30, 2025. “Q3 was the best quarter in Figma’s history: we crossed $1 billion in annual revenue run rate, delivered record revenue and shipped faster than ever for our customers,” said Dylan Field, Figma’s CEO and co-founder. “Our incredible quarter was driven in part by AI product investments in Figma Make and our MCP server which are spreading Figma to new teams and new audiences. AI is redefining how software gets built, moving value up the stack to design––and we are building the platform where anyone can go from idea to product.”

“We delivered another strong quarter, beating our third quarter revenue expectations with 38% year-over-year growth,” said Praveer Melwani, Figma’s CFO. “By the end of September, approximately 30% of Paid Customers spending $100,000 or more in ARR were creating on Figma Make on a weekly basis — which shows how strongly our new products are resonating with customers and has given us the confidence to raise our full year outlook for 2025. We have the flexibility to keep investing to drive sustainable, long-term growth.”

Third Quarter 2025 Financial Highlights:
•Revenue was $274.2 million, an increase of 38% year-over-year, above the range Figma guided to last quarter, and representing an annual revenue run-rate of over $1.0 billion.
•GAAP loss from operations was $(1.1) billion; GAAP operating margin was (415)%. Non-GAAP operating income was $34.0 million; non-GAAP operating margin was 12%.
•GAAP net loss was $(1.1) billion and non-GAAP net income was $62.4 million.
•GAAP net loss per share, basic and diluted was $(2.72) and non-GAAP net income per share, basic and diluted was $0.11 and $0.10, respectively.
◦GAAP loss from operations, GAAP net loss, and GAAP net loss per share were impacted by a one-time stock-based compensation expense of $975.7 million, which Figma recognized in the third quarter as a result of Figma’s initial public offering.
•Net cash provided by operating activities was $51.2 million; operating cash flow margin was 19%. Adjusted Free Cash Flow was $49.0 million; Adjusted Free Cash Flow Margin was 18%.
•Cash, cash equivalents, and marketable securities were $1.6 billion as of September 30, 2025.

Recent Business Highlights:

•Net Dollar Retention Rate for customers with ARR of $10,000 or more was 131% as of September 30, 2025, up 2 percentage points quarter-over-quarter.
•12,910 Paid Customers with more than $10,000 in ARR as of September 30, 2025, adding over 1,000 Paid Customers in this segment in the third quarter.

•1,262 Paid Customers with more than $100,000 in ARR as of September 30, 2025, adding over 140 Paid Customers in this segment in the third quarter.
•Launched over 50 new features across the Figma platform during the third quarter. AI features like Copy Design, remote Figma MCP Server, and Make Kits to further support users’ AI-native design and product development workflows.
•Partnered with OpenAI to launch the Figma App for ChatGPT, one of many product integrations Figma launched in the third quarter. With the Figma App, a user can use conversations with ChatGPT to generate a diagram, a flow chart or Gantt chart in FigJam, and then share, save or continue to edit within Figma.
•Acquired Weavy, a platform that brings generative AI and professional editing tools into the open canvas. As Figma Weave, the company will help build out image, video, animation, motion design, and VFX media generation and editing capability on the Figma platform.
•Welcomed Loredana Crisan as Figma’s Chief Design Officer. Loredana joined Figma from Meta, where over the past decade she led product and design teams across Messenger, Instagram, and their GenAI efforts.
•Published original research report, Shifting Roles: How Product Development Teams Are Evolving In 2025, with comprehensive research on how team roles and workflows are shifting across the full product development lifecycle. The study found that more than half of non-designers (56%) say they now engage “a lot” or “a great deal” in at least one design-centric task, and 72% of respondents cite AI tools as a primary force behind shifts in their role.

Fourth Quarter and Full Year 2025 Outlook:
Based on information as of today, Figma is providing the following guidance:
•Fourth Quarter 2025 Outlook:
•Revenue between $292.0 million and $294.0 million, implying 35% year-over-year growth at the midpoint of the range.
•Full Year 2025 Outlook:
•Revenue between $1.044 billion and $1.046 billion, implying 40% year-over-year growth at the midpoint of the range.
•Non-GAAP operating income between $112.0 million and $117.0 million.

Conference Call Details:
Figma will host a conference call today, November 5, 2025, at 5:00pm Eastern Time (2:00pm Pacific Time) to discuss its financial results for the third quarter of 2025 and outlook for the fourth quarter and full year 2025. To access the call, please register at https://investor.figma.com/news-events/events-and-presentations/event-details/2025/Figma-Q3-2025-Earnings-Call/default.aspx. A live webcast of the call will be available on Figma’s investor relations website (https://investor.figma.com), and a replay and transcript of the webcast will be archived on the same website following the call.

Investor Presentation:
An investor presentation providing additional information can be found at https://investor.figma.com.

About Figma
Figma (NYSE: FIG) is where teams come together to turn ideas into the world’s best digital products and experiences. Founded in 2012, Figma has evolved from a design tool to a connected, AI-powered platform that helps teams go from idea to shipped product. Whether you’re ideating, designing, building, or shipping, Figma makes the entire design and product development process more collaborative, efficient, and fun—while keeping everyone on the same page.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of applicable securities laws. All statements other than statements of historical fact could be deemed to be forward-looking, including, but not limited to, statements regarding Figma’s future operating results and financial condition, including financial outlook for the fourth quarter of 2025 and full year 2025 and Figma’s business strategy and plans, as well as any assumptions relating to the foregoing. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are made as of the date they were first issued and are based on information available to Figma together with Figma’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Figma’s control. Figma’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Figma’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in Figma’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed or to be filed with SEC on November 5, 2025, copies of which may be obtained by visiting Figma’s Investor Relations website at https://investor.figma.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Figma undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Figma’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
Free Cash Flow, Free Cash Flow Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income attributable to common stockholders, non-GAAP net income attributable to common stockholders considering potentially dilutive securities, and non-GAAP net income per share, basic and diluted. Certain of these non-GAAP financial measures exclude stock-based compensation expense, amortization of stock-based compensation expense included in capitalized internal use software development costs, employer payroll taxes on employee stock transactions, and amortization of acquired intangibles from acquisitions. Additionally, Figma excludes certain non-recurring charges, including transaction costs and other related expenses associated with the Abandoned Merger with Adobe, 2024 Tender Offer transaction costs, and equity investments (gains) losses, net. Abandoned Merger with Adobe and 2024 Tender Offer are defined in Figma’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed or to be filed with the SEC on November 5, 2025. The tax rate used to compute income tax effects and adjustments is Figma’s blended current expected effective tax rate based on tax legislation currently in effect and is subject to change based on various factors, including but not limited to, changes to local and international tax laws, changes in the geographic mix of Figma’s earnings, or other changes to Figma’s strategy or business operations.

Figma believes that these non-GAAP financial measures are useful information to management and investors in evaluating Figma’s financial condition and operating performance. Figma’s management uses these non-GAAP measures, collectively, to evaluate Figma’s ongoing operations, and for budgeting and internal planning purposes. Figma believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Figma’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Figma urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Figma’s business.

Reconciliations of the most comparable GAAP financial measures to the non-GAAP financial measures presented in this press release are included in the financial tables at the end of this release. Figma has not reconciled its outlook as to non-GAAP operating income to its most directly comparable GAAP measure because certain items that impact non-GAAP operating income are out of Figma’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating income is not available without unreasonable effort.

Certain Definitions

Figma calculates Annual Recurring Revenue (“ARR”) as the annualized value of Figma’s active customer agreements as of the measurement date, assuming any agreement that expires during the next twelve months following the measurement date is renewed on existing terms. A customer agreement is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned prior to the measurement date, the customer agreement is counted as active if provisioning takes place no more than 15 days after the measurement date.

Figma defines a Paid Customer as a customer account that is billed separately for which Figma has an active paid subscription as of the last day of the applicable period of measurement. A single organization with multiple divisions, segments, subsidiaries, or subscribing teams that are each billed separately are counted as multiple Paid Customers. A customer account is considered active when seats are provisioned to the customer at the start of their subscription. In cases where contracts are signed but not provisioned as of the last date of the applicable period of measurement, the customer account is counted as active if provisioning takes place no more than 15 days after the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $10,000 in ARR as a Paid Customer with a total of $10,000 or more of ARR as of the last day of the applicable period of measurement.

Figma defines a Paid Customer with more than $100,000 in ARR as a Paid Customer with $100,000 or more of ARR as of the last day of the applicable period of measurement.

Figma calculates Net Dollar Retention Rate as of the applicable period of measurement by starting with the ARR of Paid Customers with more than $10,000 in ARR as of twelve months prior to such date of measurement (“Prior Period ARR”). Figma then calculates the ARR for those same customers as of the applicable period of measurement (“Current Period ARR”). Figma then divides Current Period ARR by Prior Period ARR to calculate Net Dollar Retention Rate for the applicable date of measurement. Figma’s Net Dollar Retention Rate reflects customer expansion, contraction, and customer churn. Figma calculates Net Dollar Retention Rate using ARR from Paid Customers with more than $10,000 in ARR because Figma believes that $10,000 in ARR is an important threshold, as it is a strong indicator of significant paid usage of Figma’s products.

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$274,173	$198,639	$752,012	$532,066
Cost of revenue(1)	83,884	18,703	131,225	71,051
Gross profit	190,289	179,936	620,787	461,015
Operating expenses(1):
Research and development	680,885	104,182	833,862	692,569
Sales and marketing	274,759	79,290	441,300	410,870
General and administrative	371,425	43,800	440,580	286,678
Total operating expenses	1,327,069	227,272	1,715,742	1,390,117
Loss from operations	(1,136,780)	(47,336)	(1,094,955)	(929,102)
Other income, net	29,305	17,910	73,557	45,234
Loss before income taxes	(1,107,475)	(29,426)	(1,021,398)	(883,868)
Provision for (benefit from) income taxes	(10,460)	(13,828)	2,508	(53,941)
Net loss	$(1,097,015)	$(15,598)	$(1,023,906)	$(829,927)
Less: net income attributable to participating securities	—	—	—	—
Net loss attributable to common stockholders	$(1,097,015)	$(15,598)	$(1,023,906)	$(829,927)
Net loss per share, basic and diluted:
Net loss per share, basic and diluted	$(2.72)	$(0.07)	$(3.68)	$(4.37)
Weighted-average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	403,212	210,768	278,409	190,058

(1)Includes stock-based compensation, net of amounts capitalized, as follows:
Cost of revenue	$42,987	$3,034	$43,205	$27,893
Research and development	585,747	47,308	591,883	511,106
Sales and marketing	185,503	20,160	186,047	206,830
General and administrative	324,095	17,901	324,704	201,571
Total	$1,138,332	$88,403	$1,145,839	$947,400

Figma, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$340,485	$486,954
Digital assets	30,320	—
Marketable securities	1,237,048	970,883
Accounts receivable, net	156,004	131,315
Prepaid expenses and other current assets	79,904	48,873
Total current assets	1,843,761	1,638,025
Property and equipment, net	17,946	15,017
Intangible assets, net	16,044	2,511
Goodwill	24,541	11,398
Operating lease right-of-use assets	60,728	28,806
Restricted cash	9,799	3,631
Other assets	100,406	93,760
Total assets	$2,073,225	$1,793,148
Liabilities and stockholders’ equity
Accounts payable	$13,364	$4,163
Accrued and other current liabilities	51,840	31,119
Accrued compensation and benefits	79,031	19,377
Operating lease liabilities, current	4,677	10,937
Deferred revenue	473,567	381,363
Total current liabilities	622,479	446,959
Operating lease liabilities, non-current	56,559	17,833
Other non-current liabilities	5,667	4,303
Total liabilities	684,705	469,095
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	329,441
Common stock	4	1
Additional paid-in capital	2,601,900	1,186,207
Accumulated other comprehensive income	3,432	1,314
Accumulated deficit	(1,216,816)	(192,910)
Total stockholders’ equity	1,388,520	1,324,053
Total liabilities and stockholders’ equity	$2,073,225	$1,793,148

Figma, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(1,097,015)	$(15,598)	$(1,023,906)	$(829,927)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,413	1,985	9,545	6,113
Non-cash operating lease costs	4,495	3,561	13,194	10,510
Stock-based compensation, net of amounts capitalized	1,138,332	88,403	1,145,839	947,400
Amortization of deferred commissions	5,322	4,005	15,020	10,303
Net accretion of discounts on available-for-sale securities	(3,500)	(5,258)	(12,481)	(11,285)
Unrealized (gains) losses on equity investments, net	(7,714)	(2,776)	(21,569)	927
Other non-cash adjustments	(1,911)	(388)	(568)	(1,845)
Changes in assets and liabilities:	—
Accounts receivable, net	(31,314)	1,457	(25,530)	(7,350)
Prepaid expenses and other current assets	(26,906)	7,464	(29,777)	(13,492)
Other assets	(5,323)	(19,779)	(15,594)	(69,863)
Accounts payable	(1,626)	1,144	6,085	434
Accrued and other current liabilities	(4,469)	(13,363)	4,183	(252,381)
Accrued compensation and benefits	37,881	(8,522)	57,729	12,457
Deferred revenue	40,420	19,239	92,204	70,764
Other non-current liabilities	78	—	(3,579)	(7,573)
Net cash provided by (used in) operating activities	51,163	61,574	210,795	(134,808)
Cash flows from investing activities:
Purchase of intangible assets	(5,064)	(41)	(5,064)	(195)
Capital expenditures	(1,702)	(413)	(3,710)	(1,315)
Capitalized internal-use software development costs	(414)	(742)	(2,853)	(2,920)
Cash paid for business combinations, net of cash acquired	—	—	(21,004)	—
Purchases of marketable securities	(489,016)	(416,327)	(1,014,648)	(1,073,771)
Proceeds from maturities of marketable securities	195,714	168,134	671,550	306,859
Proceeds from sale of marketable securities	40,008	38,529	112,491	51,332
Purchase of digital assets	—	—	(30,000)	—
Other cash flows from investing activities	(399)	(86)	(1,210)	(782)
Net cash used in investing activities	(260,873)	(210,946)	(294,448)	(720,792)
Cash flows from financing activities:
Repurchase of common stock	—	—	—	(861)
Payment of deferred offering costs, net of costs reimbursed	1,260	—	(2,194)	—
Cash paid for issuance costs on revolving credit facility	—	—	(1,400)	—
Proceeds from options exercised	27,646	1,059	48,296	1,184
Proceeds from borrowings under revolving credit facility	330,500	—	330,500	—
Repayments on borrowings under revolving credit facility	(330,500)	—	(330,500)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	393,076	—	393,076	—
Taxes paid related to net share settlement of equity awards	(494,649)	(21,719)	(494,649)	(418,051)
Proceeds from sale of common stock in connection with May 2024 RSU Release(1)	—	—	—	418,968
Other cash flows from financing activities	1,214	—	1,202	—
Net cash provided by (used in) financing activities	(71,453)	(20,660)	(55,669)	1,240
Change in cash, cash equivalents and restricted cash	(281,163)	(170,032)	(139,322)	(854,360)
Cash, cash equivalents and restricted cash—beginning of period	632,426	589,781	490,585	1,274,109
Cash, cash equivalents and restricted cash—end of period	$351,263	$419,749	$351,263	$419,749
__________________
(1)May 2024 RSU Release is defined in Figma’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed or to be filed with the SEC on November 5, 2025.

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$190,289	$179,936	$620,787	$461,015
Plus: Stock-based compensation expense	42,987	3,034	43,205	27,893
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	88	532	104
Plus: Amortization of acquired intangibles from acquisitions	2,263	—	4,060	—
Plus: Employer payroll taxes on employee stock transactions	1,066	24	1,066	696
Non-GAAP gross profit	$236,863	$183,082	$669,650	$489,708
GAAP gross margin	69%	91%	83%	87%
Non-GAAP gross margin	86%	92%	89%	92%

Reconciliation of operating expenses
GAAP research and development	$680,885	$104,182	$833,862	$692,569
Less: Stock-based compensation expense	(585,747)	(47,308)	(591,883)	(511,106)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(1,217)	—	(3,857)
Less: Employer payroll taxes on employee stock transactions	(15,110)	(691)	(15,110)	(16,035)
Less: 2024 Tender Offer transaction costs	—	—	—	(2,041)
Non-GAAP research and development	$80,028	$54,966	$226,869	$159,530

GAAP sales and marketing	$274,759	$79,290	$441,300	$410,870
Less: Stock-based compensation expense	(185,503)	(20,160)	(186,047)	(206,830)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(675)	—	(2,125)
Less: Employer payroll taxes on employee stock transactions	(5,981)	(982)	(5,981)	(6,731)
Less: Amortization of acquired intangibles from acquisitions	(125)	—	(226)	—
Less: 2024 Tender Offer transaction costs	—	—	—	(1,320)
Non-GAAP sales and marketing	$83,150	$57,473	$249,046	$193,864

GAAP general and administrative	$371,425	$43,800	$440,580	$286,678
Less: Stock-based compensation expense	(324,095)	(17,901)	(324,704)	(201,571)
Less: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	(2,516)	—	(7,608)
Less: Employer payroll taxes on employee stock transactions	(7,671)	(47)	(7,671)	(3,937)
Less: 2024 Tender Offer transaction costs	—	(553)	—	(8,055)
Non-GAAP general and administrative	$39,659	$22,783	$108,205	$65,507

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(1,136,780)	$(47,336)	$(1,094,955)	$(929,102)
Plus: Stock-based compensation expense	1,138,332	88,403	1,145,839	947,400
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	88	532	104
Plus: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	4,408	—	13,590
Plus: Employer payroll taxes on employee stock transactions	29,828	1,744	29,828	27,399
Plus: Amortization of acquired intangibles from acquisitions	2,388	—	4,286	—
Plus: 2024 Tender Offer transaction costs	—	553	—	11,416
Non-GAAP operating income	$34,026	$47,860	$85,530	$70,807
GAAP operating margin	(415)%	(24)%	(146)%	(175)%
Non-GAAP operating margin	12%	24%	11%	13%

Figma, Inc.
RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of net income (loss)
GAAP net loss	$(1,097,015)	$(15,598)	$(1,023,906)	$(829,927)
Plus: Stock-based compensation expense	1,138,332	88,403	1,145,839	947,400
Plus: Amortization of stock-based compensation included in capitalized internal use software development costs	258	88	532	104
Plus: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	4,408	—	13,590
Plus: Employer payroll taxes on employee stock transactions(1)	29,828	1,744	29,828	27,399
Plus: 2024 Tender Offer transaction costs	—	553	—	11,416
Plus: Amortization of acquired intangibles from acquisitions	2,388	—	4,286	—
Plus: Equity investment (gains) losses, net	(7,716)	(2,776)	(21,460)	927
Less: Income tax effects of non-GAAP adjustments(2)	3,719	29,577	11,255	83,183
Non-GAAP net income	$62,356	$47,245	$123,864	$87,726
Less: Non-GAAP net income attributable to participating securities	(17,196)	(37,660)	(61,541)	(61,160)
Non-GAAP net income attributable to common stockholders	$45,160	$9,585	$62,323	$26,566
Plus: Reallocation of Non-GAAP net income to common stockholders considering potentially dilutive securities	257	354	1,444	1,297
Non-GAAP net income attributable to common stockholders considering potentially dilutive securities	$45,417	$9,939	$63,767	$27,863
Weighted-average shares outstanding used to compute Non-GAAP net income per share, basic	403,212	210,768	278,409	190,058
Weighted-average shares outstanding used to compute Non-GAAP net income per share, diluted	472,480	225,651	308,629	207,110
Non-GAAP net income per share, basic	$0.11	$0.05	$0.22	$0.14
Non-GAAP net income per share, diluted	$0.10	$0.04	$0.21	$0.13
__________________
(1)Employer payroll taxes on employee stock transactions for the three and nine months ended September 30, 2025 is primarily related to employer taxes paid on Figma’s RSU releases. Employer payroll taxes on employee stock transactions for the three months ended September 30, 2024 is related to the 2024 Tender Offer. Employer payroll taxes on employee stock transactions for the nine months ended September 30, 2024 is related to both the May 2024 RSU Release and 2024 Tender Offer.
(2)Income tax effects of non-GAAP adjustments are calculated based on a projected tax rate of 10% for the three and nine months ended September 30, 2025, respectively, and 25% for three and nine months ended September 30, 2024, respectively. These rates reflect factors such as current operating structure, projections of future income, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where Figma operates, including the impact of tax legislation under the H.R.1 Reconciliation Act, commonly referred to as the One Big Beautiful Bill Act (the “OBBBA”) enacted during the three months ended September 30, 2025. Figma will periodically re-evaluate this tax rate, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Figma, Inc.
RECONCILIATION OF GAAP CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$51,163	$61,574	$210,795	$(134,808)
Less: Capital expenditures	(1,702)	(413)	(3,710)	(1,315)
Less: Capitalized internal use software development costs	(414)	(742)	(2,853)	(2,920)
Free Cash Flow	$49,047	$60,419	$204,232	$(139,043)
Add: Transaction costs and other related expenses associated with the Abandoned Merger with Adobe	—	34	—	68,478
Add: Estimated income taxes related to the Abandoned Merger with Adobe	—	518	—	186,135
Adjusted Free Cash Flow	$49,047	$60,971	$204,232	$115,570
Net cash used in investing activities	$(260,873)	$(210,946)	$(294,448)	$(720,792)
Net cash provided by (used in) financing activities	$(71,453)	$(20,660)	$(55,669)	$1,240
Operating Cash Flow Margin	19%	31%	28%	(25)%
Free Cash Flow Margin	18%	30%	27%	(26)%
Adjusted Free Cash Flow Margin	18%	31%	27%	22%

Investor Contact:	Media Contact:
Kate DeLeo	Abby Reider
Figma, Inc.	Figma, Inc.
ir@figma.com	press@figma.com